Pilgrim’s Pride Ends Fiscal Year 2017 with Net Sales of $10.77 Billion, Operating Income of 10% and Record GAAP EPS of $2.79

GREELEY, Colo., February 14, 2018 (GLOBE NEWSWIRE) - Pilgrim’s Pride Corporation (NASDAQ: PPC) reports fourth quarter and year-end 2017 financial results.

2017 Highlights

•	Adjusted Operating Income margins of 11.8% in U.S., 10.6% in Mexico and 3.9% in Europe operations, respectively.

•	Adjusted EBITDA of $1.39 billion (or a 12.9% margin and +54.3% versus last year, excluding Moy Park).

•	Acquisition of Moy Park positions us as the global leader in chicken and chicken-based Prepared Foods, and aligns with our strategic priorities while providing a strong platform for future growth.

•	GNP integration is progressing well; operations and profitability significantly improved with synergies captured ahead of plan, and are already on par with legacy operations.

•
Completion of $141MM in strategic capital investments, including the Sanford, NC organic tray-pack facility and Prepared Foods Line, further increasing product portfolio differentiation, strengthening key customer relationships, and improving margin profile.

Fourth Quarter Results

•	Consolidated numbers reflect Moy Park for the entire quarter and year, including historical data in accordance to U.S. GAAP.

•	Net Sales of $2.74 billion (+43.5% versus same quarter last year of $1.91 billion, excluding Moy Park).

•	Net Income of $134.3 million and GAAP EPS of $0.54.

•
Adjusted Operating Income margins of 7.3% in U.S., 4.0% in Mexico and 5.0% in Europe operations, respectively, adjusted for non-recurring items related to weather events, Moy Park acquisition and Exchange Rate fluctuations.

•	Adjusted EBITDA of $241.0 million (or an 8.8% margin).

Unaudited (2), In Millions, Except Per Share and Percentages
	Fourteen Weeks Ended	Thirteen Weeks Ended		Fifty-Three Weeks Ended	Fifty-Two Weeks Ended
	Dec 31, 2017	Dec 25, 2016	Y/Y Change	Dec 31, 2017	Dec 25, 2016	Y/Y Change
Net Sales	$2,742.4	$2,370.9	+15.7%	$10,767.9	$9,878.6	+9.0%
GAAP EPS	$0.54	$0.28	+92.9%	$2.79	$1.73	+61.3%
Operating Income	$155.0	$147.0	+5.4%	$1,072.3	$792.1	+35.4%
Adjusted EBITDA (1)	$241.0	$205.4	+17.3%	$1,388.0	$1,029.7	+34.8%
Adjusted EBITDA Margin (1)	8.8%	8.7%	+0.1pts	12.9%	10.4%	+2.5pts

(1)	Reconciliations for non-GAAP measures are provided in subsequent sections within this release.

(2)	Figures have been adjusted to include full-quarter and year of Moy Park, in accordance to U.S. GAAP.

“We generated strong, well-balanced consolidated performance in 2017. Our U.S. and Mexico operations were solid despite logistical challenges in Q4 due to the after-effects from natural events in Puerto Rico, Mexico and the U.S., while our newly acquired U.K. and continental Europe operations were consistent. The performance once again demonstrated the strength and diversity of our portfolio of bird sizes, and is what fundamentally differentiates us from the competition, giving us the potential to reduce volatility and generate higher margins over time. While small-bird and tray-pack have remained strong during Q4, conditions in the commodity markets declined in-line with seasonality but are already recovering well in the new year, indicating the continuation of chicken demand as the protein of choice in domestic and international markets. Facing significant challenges, we are very proud of our team members who had worked tirelessly to continue the operations of our facilities while assisting with rebuilding the local communities,” stated Bill Lovette, Chief Executive Officer of Pilgrim's.

“We completed the announced strategic capital investment improvements, including Sanford, NC and Moorefield, WV, which will diversify our portfolio by improving mix, reduce the impact of commodity markets, and further raise our margin profile. The Sanford conversion from commodity to organic tray-pack and the acquisition of GNP bring us leadership in premium-branded and NAE chickens while fulfilling our strategy of creating a portfolio of differentiated products to key customers.”

“We are continuing to improve the performance of the GNP operations. Margins have substantially increased since the acquisition just over a year ago and have reached parity with our legacy business during Q4. The integration is going well and we have extracted significant operating and product synergies, and are also preparing to expand the distribution of our premium Just Bare Brand. Combined with the success in improving the profitability of our acquired Mexican operations, we believe we have the methodology and the experienced personnel required to grow the operating and financial performance of our U.K. and continental Europe business.”

Conference Call Information

A conference call to discuss Pilgrim’s quarterly results will be held tomorrow, February 15, at 7:00 a.m. MT (9 a.m. ET). Participants are encouraged to pre-register for the conference call using the link below. Callers who pre-register will be given a unique PIN to gain immediate access to the call and bypass the live operator. Participants may pre-register at any time, including up to and after the call start time.
To pre-register, go to: https://services.choruscall.com/links/ppc180215.html

You may also reach the pre-registration link by logging in through the investor section of our website at www.pilgrims.com and clicking on the link under “Upcoming Events.”

For those who would like to join the call but have not pre-registered, access is available by dialing +1 (844) 883-3889 within the US, or +1 (412) 317-9245 internationally, and requesting the “Pilgrim’s Pride Conference.” Please note that to submit a question to management during the call, you must be logged in via telephone.

Replays of the conference call will be available on Pilgrim’s website approximately two hours after the call concludes and can be accessed through the “Investor” section of www.pilgrims.com. The webcast will be available for replay through May 15, 2018.

About Pilgrim’s Pride

Pilgrim’s employs approximately 51,300 people and operates chicken processing plants and prepared-foods facilities in 14 states, Puerto Rico, Mexico, the U.K, Ireland and continental Europe. The Company’s primary distribution is through retailers and foodservice distributors. For more information, please visit www.pilgrims.com.

Forward-Looking Statements

Statements contained in this press release that state the intentions, plans, hopes, beliefs, anticipations, expectations or predictions of the future of Pilgrim’s Pride Corporation and its management are considered forward-looking statements. It is important to note that actual results could differ materially from those projected in such forward-looking statements. Factors that could cause actual results to differ materially from those projected in such forward-looking statements include: matters affecting the poultry industry generally; the ability to execute the Company’s business plan to achieve desired cost savings and profitability; future pricing for feed ingredients and the Company’s products; outbreaks of avian influenza or other diseases, either in Pilgrim’s Pride’s flocks or elsewhere, affecting its ability to conduct its operations and/or demand for its poultry products; contamination of Pilgrim’s Pride’s products, which has previously and can in the future lead to product liability claims and product recalls; exposure to risks related to product liability, product recalls, property damage and injuries to persons, for which insurance coverage is expensive, limited and potentially inadequate; management of cash resources; restrictions imposed by, and as a result of, Pilgrim’s Pride’s leverage; changes in laws or regulations affecting Pilgrim’s Pride’s operations or the application thereof; new immigration legislation or increased enforcement efforts in connection with existing immigration legislation that cause the costs of doing business to increase, cause Pilgrim’s Pride to change the way in which it does business, or otherwise disrupt its operations; competitive factors and pricing pressures or the loss of one or more of Pilgrim’s Pride’s largest customers; currency exchange rate fluctuations, trade barriers, exchange controls, expropriation and other risks associated with foreign operations; disruptions in international markets and distribution channel, including anti-dumping proceedings and countervailing duty proceedings; and the impact of uncertainties of litigation as well as other risks described under “Risk Factors” in the Company’s Annual Report on Form 10-K and subsequent filings with the Securities and Exchange Commission. Pilgrim’s Pride Corporation undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:	Dunham Winoto
Director, Investor Relations
IRPPC@pilgrims.com
(970) 506-8192
www.pilgrims.com

PILGRIM’S PRIDE CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS

	December 31, 2017	December 25, 2016
	(Unaudited)
	(In thousands, except share and par value data)
Cash and cash equivalents	$581,510	$292,544
Restricted cash and cash equivalents	8,021	4,979
Trade accounts and other receivables, less allowance for doubtful accounts	565,478	445,553
Account receivable from related parties	2,951	4,010
Inventories	1,255,070	975,608
Prepaid expenses and other current assets	102,550	81,932
Assets held for sale	708	5,259
Total current assets	2,516,288	1,809,885
Other long-lived assets	18,165	19,260
Identified intangible assets, net	617,163	471,591
Goodwill	1,001,889	887,221
Property, plant and equipment, net	2,095,147	1,833,985
Total assets	$6,248,652	$5,021,942

Accounts payable	$762,444	$790,378
Accounts payable to related parties	2,889	4,468
Accrued expenses	417,342	347,021
Income taxes payable	222,073	27,578
Current maturities of long-term debt	47,775	15,712
Total current liabilities	1,452,523	1,185,157
Long-term debt, less current maturities	2,635,617	1,396,124
Deferred tax liabilities	208,492	251,807
Other long-term liabilities	96,359	102,722
Total liabilities	4,392,991	2,935,810
Commitments and contingencies
Preferred stock, $.01 par value, 50,000,000 shares authorized; no shares issued	—	—
Common stock, $.01 par value, 800,000,000 shares authorized; 260,167,881 and 259,682,000 shares issued at year-end 2017 and year-end 2016, respectively; 248,752,508 and 249,046,139 shares outstanding at year-end 2017 and year-end 2016, respectively	2,602	307,288
Treasury stock, at cost, 11,415,373 shares and 10,635,861 shares at year-end 2017 and year-end 2016, respectively	(231,758)	(217,117)
Additional paid-in capital	1,932,509	3,100,332
Retained earnings (accumulated deficit)	173,943	(782,785)
Accumulated other comprehensive loss	(31,140)	(329,858)
Total Pilgrim’s Pride Corporation stockholders’ equity	1,846,156	2,077,860
Noncontrolling interest	9,505	8,272
Total stockholders’ equity	1,855,661	2,086,132
Total liabilities and stockholders' equity	$6,248,652	$5,021,942

PILGRIM’S PRIDE CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	Fourteen Weeks Ended	Thirteen Weeks Ended	Fifty-Three Weeks Ended	Fifty-Two Weeks Ended
	December 31, 2017	December 25, 2016	December 31, 2017	December 25, 2016
	(In thousands, except per share data)
Net sales	$2,742,352	$2,370,883	$10,767,863	$9,878,564
Cost of sales	2,480,548	2,142,013	9,296,249	8,774,581
Gross profit	261,804	228,870	1,471,614	1,103,983
Selling, general and administrative expense	105,508	81,046	389,517	310,832
Administrative restructuring charges	1,279	790	9,775	1,069
Operating income	155,017	147,034	1,072,322	792,082
Interest expense, net of capitalized interest	40,868	17,156	107,183	75,636
Interest income	(4,130)	(301)	(7,730)	(2,301)
Foreign currency transaction loss (gain)	(159)	5,824	(2,659)	4,055
Miscellaneous, net	(1,340)	(2,017)	(6,538)	(9,344)
Income before income taxes	119,778	126,372	982,066	724,036
Income tax expense	(14,147)	40,940	263,899	243,919
Net income	133,925	85,432	718,167	480,117
Less: Net income (loss) from Granite holdings Sarl prior to acquisition by PPC	—	15,283	23,486	40,388
Less: Net income (loss) attributable to noncontrolling interests	(412)	(469)	102	(803)
Net income attributable to Pilgrim’s Pride Corporation	$134,337	$70,618	$694,579	$440,532

Weighted average shares of common stock outstanding:
Basic	248,753	250,853	248,738	253,669
Effect of dilutive common stock equivalents	241	542	233	457
Diluted	248,994	251,395	248,971	254,126

Net income attributable to Pilgrim's Pride Corporation per share of common stock outstanding:
Basic	$0.54	$0.28	$2.79	$1.74
Diluted	$0.54	$0.28	$2.79	$1.73

PILGRIM’S PRIDE CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Fifty-Three Weeks Ended	Fifty-Two Weeks Ended
	December 31, 2017	December 25, 2016
	(In thousands)
Cash flows from operating activities:
Net income	$718,167	$480,117
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	277,792	231,708
Asset impairment	5,156	790
Foreign currency transaction gain related to borrowing arrangements	(1,387)	—
Amortization of bond premium	(180)	—
Gain on property disposals	(506)	(8,914)
Loss (gain) on equity method investments	(59)	452
Share-based compensation	3,020	6,102
Deferred income tax expense (benefit)	(49,963)	(5,034)
Changes in operating assets and liabilities:
Trade accounts and other receivables	(82,169)	(32,428)
Inventories	(207,399)	(33,083)
Prepaid expenses and other current assets	(14,827)	19,270
Accounts payable and accrued expenses	(22,827)	75,893
Income taxes	188,120	75,238
Long-term pension and other postretirement obligations	(10,864)	(10,165)
Other	(753)	(4,584)
Cash provided by operating activities	801,321	795,362
Cash flows from investing activities:
Acquisitions of property, plant and equipment	(339,872)	(340,960)
Business acquisition	(658,520)	—
Proceeds from property disposals	4,475	13,375
Proceeds from settlement of life insurance contract	1,845	—
Cash used in investing activities	(992,072)	(327,585)
Cash flows from financing activities:
Proceeds from notes payable to banks	—	36,838
Payments on note payable to bank	—	(65,564)
Proceeds from long-term debt	1,871,818	593,015
Payments on long-term debt	(628,677)	(570,015)
Proceeds from equity contribution under Tax Sharing Agreement between JBS USA Food Company Holdings and Pilgrim's Pride Corporation	5,038	3,690
Tax benefit related to share-based compensation	—	—
Contributions from noncontrolling interests	—	7,252
Payment of capitalized loan costs	(13,631)	(693)
Purchase of common stock under share repurchase program	(14,641)	(117,884)
Purchase of common stock from retirement plan participants	—	(73)
Payment of cash dividends	—	(714,785)
Cash provided by financing activities	1,219,907	(828,219)
Effect of exchange rate changes on cash and cash equivalents	16,364	(38,587)
Increase in cash and cash equivalents	1,045,520	(399,029)

Cash and cash equivalents, beginning of period	297,523	696,552
Cash and cash equivalents, end of period	$1,343,043	$297,523
Supplemental Disclosure Information:
Interest paid (net of amount capitalized)	$81,260	$69,857
Income taxes paid	122,956	161,026

PILGRIM’S PRIDE CORPORATION
Selected Financial Information
(Unaudited)

“EBITDA” is defined as the sum of net income (loss) plus interest, taxes, depreciation and amortization. “Adjusted EBITDA” is calculated by adding to EBITDA certain items of expense and deducting from EBITDA certain items of income that we believe are not indicative of our ongoing operating performance consisting of: (i) income (loss) attributable to non-controlling interests, (ii) restructuring charges, (iii) reorganization items, (iv) losses on early extinguishment of debt and (v) foreign currency transaction losses (gains). EBITDA is presented because it is used by management and we believe it is frequently used by securities analysts, investors and other interested parties, in addition to and not in lieu of results prepared in conformity with accounting principles generally accepted in the US (“GAAP”), to compare the performance of companies. We believe investors would be interested in our Adjusted EBITDA because this is how our management analyzes EBITDA. The Company also believes that Adjusted EBITDA, in combination with the Company’s financial results calculated in accordance with GAAP, provides investors with additional perspective regarding the impact of certain significant items on EBITDA and facilitates a more direct comparison of its performance with its competitors. EBITDA and Adjusted EBITDA are not measurements of financial performance under GAAP. They should not be considered as an alternative to cash flow from operating activities or as a measure of liquidity or an alternative to net income as indicators of our operating performance or any other measures of performance derived in accordance with GAAP.

PILGRIM'S PRIDE CORPORATION
Reconciliation of Adjusted EBITDA

(Unaudited)	Fourteen Weeks Ended	Thirteen Weeks Ended	Fifty-Three Weeks Ended	Fifty-Two Weeks Ended
	December 31, 2017	December 25, 2016	December 31, 2017	December 25, 2016
	(In thousands)
Net income	$133,925	$85,432	$718,167	$480,117
Add:
Interest expense, net	36,738	16,855	99,453	73,335
Income tax expense (benefit)	(14,147)	40,940	263,899	243,919
Depreciation and amortization	73,167	57,580	277,792	231,708
Minus:
Amortization of capitalized financing costs	2,839	2,465	5,968	5,324
EBITDA	226,844	198,342	1,353,343	1,023,755
Add:
Foreign currency transaction losses (gains)	(159)	5,824	(2,659)	4,055
Acquisition charges	4,567	—	19,606	—
Restructuring charges	1,279	790	9,775	1,069
Puerto Rico hurricane impact	8,066	—	8,066	—
Minus:
Net income (loss) attributable to noncontrolling interest	(412)	(469)	102	(803)
Adjusted EBITDA	$241,009	$205,425	$1,388,029	$1,029,682

PILGRIM'S PRIDE CORPORATION
Reconciliation of EBITDA Margin

(Unaudited)	Fourteen Weeks Ended	Thirteen Weeks Ended	Fifty-Three Weeks Ended	Fifty-Two Weeks Ended	Fourteen Weeks Ended	Thirteen Weeks Ended	Fifty-Three Weeks Ended	Fifty-Two Weeks Ended
	December 31, 2017	December 25, 2016	December 31, 2017	December 25, 2016	December 31, 2017	December 25, 2016	December 31, 2017	December 25, 2016
	(In thousands)
Net income	$133,925	$85,432	$718,167	$480,117	4.88%	3.60%	6.67%	4.86%
Add:
Interest expense, net	36,738	16,855	99,453	73,335	1.34%	0.71%	0.92%	0.74%
Income tax expense (benefit)	(14,147)	40,940	263,899	243,919	(0.52)%	1.73%	2.45%	2.47%
Depreciation and amortization	73,167	57,580	277,792	231,708	2.67%	2.43%	2.58%	2.35%
Minus:
Amortization of capitalized financing costs	2,839	2,465	5,968	5,324	0.10%	0.10%	0.06%	0.05%
EBITDA	226,844	198,342	1,353,343	1,023,755	8.27%	8.37%	12.57%	10.36%
Add:
Foreign currency transaction losses (gains)	(159)	5,824	(2,659)	4,055	(0.01)%	0.25%	(0.02)%	0.04%
Acquisition charges	4,567	—	19,606	—	0.17%	—%	0.18%	—%
Restructuring charges	1,279	790	9,775	1,069	0.05%	0.03%	0.09%	0.01%
Puerto Rico hurricane impact	8,066	—	8,066	—	0.29%	—%	0.07%	—%
Minus:
Net income (loss) attributable to noncontrolling interest	(412)	(469)	102	(803)	(0.02)%	(0.02)%	—%	(0.01)%
Adjusted EBITDA	$241,009	$205,425	$1,388,029	$1,029,682	8.79%	8.66%	12.89%	10.42%

Net Revenue:	$2,742,352	$2,370,883	$10,767,863	$9,878,564	$2,742,352	$2,370,883	$10,767,863	$9,878,564

A reconciliation of GAAP operating income to adjusted operating income is as follows:

PILGRIM'S PRIDE CORPORATION
Reconciliation of Adjusted Operating Income
(Unaudited)

	Fourteen Weeks Ended	Thirteen Weeks Ended	Fifty-Three Weeks Ended	Fifty-Two Weeks Ended
	December 31, 2017	December 25, 2016	December 31, 2017	December 25, 2016
	(In thousands)
GAAP operating income (US operations)	$122,370	$92,279	$841,491	$572,559
Administrative restructuring charges	529	790	9,025	1,069
Acquisition charges	4,567	—	19,606	—
Puerto Rico hurricane impact	8,066	—	8,066	—
Adjusted operating income (US operations)	$135,532	$93,069	$878,188	$573,628

Adjusted operating income margin (US operations)	7.19%	5.82%	11.80%	8.60%

GAAP operating income (Mexico operations)	$7,390	$32,000	$153,631	$140,856
Foreign exchange	6,100	—	(13,000)	—
Adjusted operating income (Mexico operations)	$13,490	$32,000	$140,631	$140,856

Adjusted operating income margin (Mexico operations)	4.04%	10.35%	10.59%	11.18%

GAAP operating income (Europe operations)	$25,231	$22,731	$77,105	$78,572
Administrative restructuring charges	750	—	750	—
Adjusted operating income (Europe operations)	$25,981	$22,731	$77,855	$78,572

Adjusted operating income margin (Europe operations)	4.97%	4.91%	3.90%	4.03%

PILGRIM'S PRIDE CORPORATION
Supplementary Selected Segment and Geographic Data
(Unaudited)

	Fourteen Weeks Ended	Thirteen Weeks Ended	Fifty-Three Weeks Ended	Fifty-Two Weeks Ended
	December 31, 2017	December 25, 2016	December 31, 2017	December 25, 2016
	(In thousands)
Sources of net sales by country of origin:
US:	$1,886,133	$1,599,052	$7,443,222	$6,671,403
Europe:	522,465	462,733	1,996,319	1,947,441
Mexico	333,754	309,098	1,328,322	1,259,720
Total net sales:	$2,742,352	$2,370,883	$10,767,863	$9,878,564

Sources of cost of sales by country of origin:
US:	$1,691,586	$1,458,670	$6,348,411	$5,929,318
Europe:	472,016	414,576	1,808,139	1,757,818
Mexico	316,972	268,791	1,139,794	1,087,540
Elimination:	(26)	(24)	(95)	(95)
Total cost of sales:	$2,480,548	$2,142,013	$9,296,249	$8,774,581

Sources of gross profit by country of origin:
US:	$194,549	$140,382	$1,094,811	$742,085
Europe:	50,446	48,157	188,180	189,623
Mexico	16,783	40,306	188,528	172,180
Elimination:	26	25	95	95
Total gross profit:	$261,804	$228,870	$1,471,614	$1,103,983

Sources of operating income by country of origin:
US:	$122,370	$92,279	$841,491	$572,559
Europe:	25,231	22,731	77,105	78,572
Mexico	7,390	32,000	153,631	140,856
Elimination:	26	24	95	95
Total operating income:	$155,017	$147,034	$1,072,322	$792,082